Exhibit 10.4

ALTERA CORPORATION
2024 EQUITY INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
1.Terms of Performance-Based Restricted Stock Unit. This Performance-Based Restricted Stock Unit Agreement, including any exhibits and appendices attached hereto (this Performance-Based Restricted Stock Unit Agreement and such attachments, collectively, this “Agreement”), the Performance-Based Restricted Stock Unit Notice of Grant delivered herewith (or via web portal at the applicable award acceptance page as may be in effect from time to time) (the “Notice of Grant”) and the Altera Corporation 2024 Equity Incentive Plan (the “2024 Plan”), as such may be amended from time to time, constitute the entire understanding between you, Altera Corporation, a Delaware corporation (the “Corporation”) and the entity that employs you or you provide services for (if different from the Corporation, the “Employer”), regarding the Performance-Based Restricted Stock Units (“PSUs”) identified in your Notice of Grant. The PSUs granted to you are effective as of the grant date set forth in the Notice of Grant (the “Grant Date”). If there is any conflict between the terms in this Agreement and the 2024 Plan, the terms of the 2024 Plan will prevail. Capitalized terms not explicitly defined in this Agreement or in the Notice of Grant but defined in the 2024 Plan will have the same definitions as in the 2024 Plan.
2.Acceptance. If you are instructed by the administrators of the 2024 Plan to accept this Agreement and you fail to do so in the manner specified by the administrators within the earlier of (i) the first vest date or (ii) 180 days following the Grant Date, the PSUs identified in your Notice of Grant will be cancelled, except as otherwise determined by the Corporation in its sole discretion.
3.Vesting of PSUs. Except as set forth in Sections 6, 7, 8 and 9 of this Agreement, provided that you remain continuously employed by, or continuously provide services to, the Corporation, any Subsidiary of the Corporation, or, prior to the Transition Date, Intel from the Grant Date specified in the Notice of Grant through each vesting date specified in the Performance-Based Vesting Schedule attached hereto as Exhibit A, the PSUs will vest and be converted into the right to receive the number of shares of the Corporation’s Common Stock, $0.001 par value (the “Common Stock”), determined in accordance with the Performance-Based Vesting Schedule attached hereto as Exhibit A, except as otherwise provided in this Agreement. In the event the Common Stock is traded on a stock exchange or national market system (“Exchange”) and a vesting date for any PSUs falls on a weekend or any other day on which such Exchange is not open, such PSUs will vest on the vesting date specified in the Performance-Based Vesting Schedule attached hereto as Exhibit A, but the Fair Market Value (as defined in the 2024 Plan) of such vested PSUs, including for purposes of tax withholding and reporting, will be determined as of the next following Exchange trading day; provided, however, that if you are designated by the Board of Directors to be an “officer” as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934 (a “Section 16 Officer”), the foregoing shall not apply, and your affected PSUs will vest on the next following Exchange trading day and the Fair Market Value of such vested PSUs will be determined as of the date the PSUs vested. The number of shares of Common Stock into which PSUs convert as specified in the Notice of Grant will be adjusted for stock splits and similar matters as specified in and pursuant to the 2024 Plan.
PSUs will vest to the extent provided in and in accordance with the terms of the Notice of Grant and this Agreement. If your status as an Employee, Consultant or Outside Director terminates for any reason except death or Disablement (as defined in the 2024 Plan), prior to the vesting dates set forth in your Notice of Grant, your unvested PSUs will be cancelled.
4.Conversion into Common Stock. Shares of Common Stock will be issued or become free of restrictions as soon as practicable following vesting of the PSUs (or, in the event of vesting acceleration for death or Disablement, the original vesting date, as specified in Exhibit A), provided that you have satisfied your tax withholding obligations as specified under Section 10 of this Agreement and you have completed, signed and returned any documents and taken any additional action that the Corporation deems appropriate to enable it to accomplish the delivery of the shares of Common Stock. The shares of Common Stock will be issued in your name (or may be issued to your executor or personal representative, in the event of your death or Disablement), and may be effected by recording shares on the stock records of the Corporation or by crediting shares in an account established on your behalf with a brokerage firm or other custodian, in each case as determined by the Corporation. In no event will the Corporation be obligated to issue a fractional share.
Notwithstanding the foregoing, (i) the Corporation will not be obligated to deliver any shares of the Common Stock during any period when the Corporation determines that the conversion of a PSU or the delivery of shares hereunder would violate any laws of the United States or your country of residence and/or employment and/or may issue shares subject to any restrictive legends that, as determined by the Corporation’s counsel, is necessary to comply with securities or other regulatory requirements, and (ii) the date on which shares are issued may include a delay in order to provide the Corporation such time as it determines appropriate to address tax withholding and other administrative matters.
5.Suspension or Termination of PSUs for Misconduct. If at any time the Committee of the Board of Directors established pursuant to the 2024 Plan (the “Committee”), including any Subcommittee or “Authorized Officer” (as defined in the 2024 Plan) reasonably believe that you have committed an act of misconduct as described in Section 8(b)(vi) of the 2024 Plan (embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation or a Subsidiary thereof, breach of fiduciary duty or deliberate disregard of Corporation or Subsidiary rules resulting in loss, damage or injury to the Corporation or a Subsidiary thereof, an unauthorized disclosure of any Corporation or Subsidiary trade secret or confidential information, any conduct constituting unfair competition, inducing any customer to breach a contract with the Corporation or a Subsidiary thereof or inducing any principal for whom the Corporation or a Subsidiary thereof acts as agent to terminate such agency relationship), the vesting of your PSUs may be suspended pending a determination of whether an act of misconduct has been committed. If the Corporation determines that you have committed an act of misconduct, all PSUs not vested as of the date the Corporation was notified that you may have committed an act of misconduct will be cancelled and neither you nor any beneficiary will be entitled to any claim with respect to the PSUs whatsoever. Any determination by the Committee or an Authorized Officer with respect to the foregoing will be final, conclusive, and binding on all interested parties.
6.Termination of Employment/Service. Except as expressly provided otherwise in this Agreement, if your employment by, or service with, the Corporation, any Subsidiary of the Corporation, or, prior to the Transition Date, Intel terminates for any reason, whether voluntarily or involuntarily, other than on account of death or Disablement, all PSUs not then vested will be cancelled on the date of such termination, regardless of whether such termination is as a result of a divestiture or otherwise. For purposes of this Section 6, your employment or service with any partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Corporation or Subsidiary of the Corporation is a party will be considered employment or service for purposes of this provision if either (a) the entity is designated by the Committee as a Subsidiary for purposes of this provision or (b) you are specifically designated as an Employee, Consultant or Outside Director of a Subsidiary for purposes of this provision.
For purposes of this provision, your employment or service is not deemed terminated if, prior to 60 days after the date of termination from the Corporation, a Subsidiary of the Corporation, or, prior to the Transition Date, Intel you are rehired by the Corporation or a Subsidiary of the Corporation on a basis that would make you eligible for future PSU grants by the Corporation. In addition, your transfer from Intel to the Corporation as of the Transition Date, from the Corporation to any Subsidiary of the Corporation, or from any one Subsidiary to another, or from a Subsidiary to the Corporation is not deemed a termination of employment or service. Notwithstanding any other provision of this Agreement, if, following the Transition Date, you are rehired by Intel Corporation (or any other Parent of the Corporation) following a termination of your employment or service with the Corporation or a Subsidiary thereof, all PSUs not then vested will be cancelled on the date of such termination, regardless of whether such termination is as a result of a divestiture or otherwise.
7.Death. Except as expressly provided otherwise in this Agreement, if you die while employed by, or providing services to, the Corporation or any Subsidiary of the Corporation, your PSUs will become 100% vested. PSUs subject to vesting acceleration due to death will settle as described in Section 4.
8.Disablement. Except as expressly provided otherwise in this Agreement, if your employment or service with the Corporation or any Subsidiary of the Corporation terminates as a result of Disablement, your PSUs will become 100% vested upon the later of the date of your termination due to your Disablement or the date of determination of your Disablement. PSUs subject to vesting acceleration due to Disablement will settle as described in Section 4.

9.Change in Control Provisions.
(a)In the event that (a) a Change in Control occurs and (b) the PSUs, to the extent outstanding, are not assumed or substituted in connection therewith, then (1) any unvested portion of the PSUs shall become fully vested and (2) any performance conditions imposed with respect to the PSUs shall be deemed to be achieved at the greater of target and actual performance levels. For purposes of this Section 9, the PSUs shall be considered to be assumed or substituted for if, following the Change in Control, the PSUs remain subject to the same terms and conditions that were applicable to the PSUs immediately prior to the Change in Control except that, if the PSUs related to Shares, the PSUs instead confers the right to receive common equity of the acquiring entity (or cash or such other security or entity as may be determined by the Committee, in its sole discretion).
(b)In the event that (a) a Change in Control occurs and (b) the PSUs, to the extent outstanding, are assumed or substituted in connection therewith and your employment or service is terminated by the Corporation, its successor or an affiliate thereof without Cause, or by you for Good Reason, in either case, on or after the effective date of the Change in Control but prior to twelve (12) months following the Change in Control, then any unvested PSUs will receive pro-rata vesting, determined by multiplying the target number of PSUs set forth in the Notice of Grant by a fraction, the numerator of which is the total number of full months elapsed from the first day of the applicable performance period to the date your employment terminates and the denominator of which is the total number of months in the applicable performance period, provided that you sign and do not revoke a release in favor of the Corporation that will be mutually agreed upon between you and the Corporation (a “Release”), and such Release becomes effective within 60 days following the date your employment terminates. The vesting described in the preceding sentence shall be effective as of the date of effectiveness of the Release, provided that if such 60-day period spans two calendar years, such vesting will occur on the first day of the later of such calendar years. For purposes of this Section 9(b) and notwithstanding anything in the Plan or this Award Agreement to the contrary, a Change of Control will be deemed to have occurred in the event Intel holds less than 40% Beneficial Ownership (within the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Securities Exchange Act of 1934) in the Corporation at any time during the five (5) year period following January 1, 2024.
For purposes of this Section 9, “Cause” means your (a) commission of an act of material fraud or dishonesty against Intel, the Corporation or any Subsidiary; (b) intentional refusal or willful failure to substantially carry out the lawful and reasonable instructions of the Board of Directors (other than any such failure resulting from your disability); (c) conviction of, guilty plea or “no contest” plea to a felony or to a misdemeanor involving moral turpitude (where moral turpitude means so extreme a departure from ordinary standards of honesty, good morals, justice, or ethics as to be shocking to the moral sense of the community); (d) gross misconduct in connection with the performance of the Participant’s duties; (e) improper disclosure of confidential information (excluding conduct or activities undertaken in good faith by the Participant in the ordinary course of the Participant performing her duties or promoting the Corporation) or a material violation of a Corporation or any Subsidiary’s policy or Code of Conduct or, to the extent applicable, Intel’s policy or Code of Conduct; (f) breach of fiduciary duty to Intel, the Corporation or any Subsidiary thereof; (g) failure to reasonably cooperate with Intel, the Corporation or any Subsidiary in any investigation or formal proceeding or being found liable in a Securities and Exchange Commission enforcement action or otherwise being disqualified from serving in the Participant’s job as a result of such investigation, formal proceeding, or enforcement action; or (h) breach of duty of loyalty to the Corporation or any Subsidiary thereof or, to the extent applicable, Intel. Prior to termination for Cause, the Corporation shall provide 30 days prior written notice of the grounds for Cause and give you an opportunity within (and including all of) those 30 days to cure the alleged breach. If the breach is substantially cured during such period, Cause will not exist on account of such breach. The Participant and Corporation recognize that given the egregious nature of the conduct defined as Cause, a cure may not be possible. No act or failure to act on your part shall be considered “willful” unless the Parent reasonably and in good faith determines it is done, or omitted to be done, in bad faith or without reasonable belief that your act or omission was in the best interests of the Corporation. Without limitation, any act, or failure to act, based upon express authority given pursuant to a resolution duly adopted by the Board of Directors with respect to such act or omission, or based upon the advice of legal counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Corporation.
For purposes of this Section 9, “Good Reason” means that you have complied with the Good Reason process (as defined below) following the occurrence, without your express, written consent, of one or more of the following conditions (whether by a single action or a series of actions): (a) a material reduction in your title, duties, responsibilities, or authority; (b) a material reduction by the Corporation of your annual base salary or target bonus; or (c) a failure by the Corporation to timely satisfy its obligations with respect to any of the equity award grants described in your offer letter. “Good Reason Process” means that (1) a Good Reason condition has occurred; (2) you notified the Corporation in writing within sixty (60) days of you first becoming aware of the events or circumstances claimed to give rise to Good Reason; (3) the Corporation fails to cure such events or circumstances within the thirty (30) days following such notice (the “Cure Period”); and (4) you terminate your employment by written notice to the Board of Directors within thirty (30) days after the end of the Cure Period. If the Corporation cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have existed in such case.
10.Tax Withholding.
(a)To the extent PSUs are subject to tax withholding obligations, the taxable amount generally will be based on the Fair Market Value on the date of the taxable event. PSUs are taxable in accordance with the existing or future tax laws of the country or countries in which you are subject to tax such as the country or countries in which you reside and/or are employed on the Grant Date, vest dates, or during the vesting period. Your PSUs may be taxable in more than one country, based on your country of citizenship and/or the countries in which you resided or were employed on the Grant Date, vest date or during the vesting or other relevant period.
(b)You will make arrangements satisfactory to the Corporation (or the entity that employs you, if different from the Corporation and the Employer is involved in the administration of the 2024 Plan) for the payment and satisfaction of any income tax, social security tax, payroll tax, social taxes, applicable national or local taxes, or payment on account of other tax related to withholding obligations that arise by reason of granting or vesting of PSUs or sale of Common Stock shares from vested PSUs (whichever is applicable).
(c)The Corporation will not be required to issue or lift any restrictions on shares of the Common Stock pursuant to your PSUs or to recognize any purported transfer of shares of the Common Stock until such obligations are satisfied.
(d)Unless provided otherwise by the Committee, these obligations will be satisfied by the Corporation withholding a number of shares of Common Stock that would otherwise be issued under the PSUs that the Corporation determines has a Fair Market Value sufficient to meet the maximum tax withholding obligations in all relevant jurisdictions, reduced by the amount of any withholding obligation you have already satisfied by cash payment to the Corporation. In the event that the Committee provides that these obligations will not be satisfied under the method described in the previous sentence, you authorize the Corporation or any successor plan administrator to sell a number of shares of Common Stock that are issued under the PSUs, which the Corporation determines is sufficient to generate an amount that meets the tax withholding obligations plus additional shares to account for rounding and market fluctuations, and to pay such tax withholding to the Corporation for remittance to the appropriate tax authorities. The shares may be sold as part of a block trade with other Participants in which all Participants receive an average price.
(e)You are ultimately liable and responsible for all taxes owed by you in connection with your PSUs, regardless of any action the Corporation takes or any transaction pursuant to this Section 10 with respect to any tax withholding obligations that arise in connection with the PSUs. The Corporation makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance, vesting or settlement of the PSUs or the subsequent sale of any of the shares of Common Stock underlying the PSUs that vest. The Corporation does not commit and is under no obligation to structure the PSU program to reduce or eliminate your tax liability.
11.Rights as Stockholder. Your PSUs may not be otherwise sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution or as permitted by Rule 701 of the Securities Act of 1933. Any attempt to transfer, assign, hypothecate or otherwise dispose of your PSUs other than as permitted above, will be void and unenforceable against the Corporation.

You will have the rights of a stockholder only after shares of the Common Stock have been issued to you following vesting of your PSUs and satisfaction of all other conditions to the issuance of those shares as set forth in this Agreement. PSUs will not entitle you to any rights of a stockholder of Common Stock and there are no voting or dividend rights with respect to your PSUs. PSUs will remain terminable pursuant to this Agreement at all times until they vest and convert into shares. As a condition to having the right to receive shares of Common Stock pursuant to your PSUs, you acknowledge that unvested PSUs will have no value for purposes of any aspect of your employment or service relationship with the Corporation or a Parent or Subsidiary of the Corporation.
12.Disputes. Any question concerning the interpretation of this Agreement, your Notice of Grant, the PSUs or the 2024 Plan, any adjustments required to be made thereunder, and any controversy that may arise under this Agreement, your Notice of Grant, the PSUs or the 2024 Plan will be determined by the Committee (including any person(s) to whom the Committee has delegated its authority) in its sole and absolute discretion. Such decision by the Committee will be final and binding unless determined pursuant to Section 15(f) to have been arbitrary and capricious.
13.Amendments. The 2024 Plan and PSUs may be amended or altered by the Committee or the Board of Directors to the extent provided in the 2024 Plan.
14.Data Privacy. You explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document and any other PSU grant materials (“Data”) by and among, as applicable, the Corporation, the Employer and any other Parent or Subsidiary of the Corporation for the exclusive purpose of implementing, administering and managing your participation in the 2024 Plan.
You hereby understand that the Corporation holds certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Corporation, details of all PSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, administering and managing the 2024 Plan. You hereby understand that Data will be transferred to the Corporation and any other third parties assisting in the implementation, administration and management of the 2024 Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You hereby understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Corporation and any other possible recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the exclusive purpose of implementing, administering and managing your participation in the 2024 Plan, including any requisite transfer of such Data as may be required to another broker or other third party with whom you may elect to deposit any shares of Common Stock acquired under your PSUs. You hereby understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the 2024 Plan. You hereby understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative.
Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service with the Corporation or the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Corporation would not be able to grant you PSUs or other equity awards or administer or maintain such awards. Therefore, you hereby understand that refusing or withdrawing your consent may affect your ability to participate in the 2024 Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you hereby understand that you may contact the human resources representative responsible for your country at the local or regional level.
Finally, upon request of the Corporation or the Employer, you agree to provide an executed data privacy consent form (or any other agreements or consents) that the Corporation and/or the Employer may deem necessary to obtain from you for the purpose of administering your participation in the 2024 Plan in compliance with the data privacy laws in your country, either now or in the future. You understand and agree that you will not be able to participate in the 2024 Plan if you fail to provide any such consent or agreement requested by the Corporation and/or the Employer.

15.The 2024 Plan and Other Terms.
(a)Any prior agreements, commitments or negotiations concerning the PSUs are superseded by this Agreement and your Notice of Grant. You hereby acknowledge that a copy of the 2024 Plan has been made available to you.
(b)The grant of PSUs to an Employee, Consultant or Outside Director in any one year, or at any time, does not obligate the Corporation or any Parent or Subsidiary of the Corporation to make a grant in any future year or in any given amount and should not create an expectation that the Corporation or any Parent or Subsidiary of the Corporation might make a grant in any future year or in any given amount.
(c)In connection with an initial offering of the Corporation’s Shares pursuant to a registration statement filed by the Corporation with the Securities and Exchange Commission and upon request of the Corporation or the underwriters managing such offering of the Corporation’s securities, Participant hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Corporation however or whenever acquired (other than those included in the registration) without the prior written consent of the Corporation or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Corporation or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Corporation’s initial public offering. Notwithstanding the foregoing, if during the last 17 days of the restricted period, the Corporation issues an earnings release or material news or a material event relating to the Corporation occurs, or prior to the expiration of the restricted period the Corporation announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any Financial Industry Regulatory Authority rules, the restrictions imposed by this subsection shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond 216 days after the effective date of the registration statement.
(d)Notwithstanding any other provision of this Agreement, if any changes in law or the financial or tax accounting rules applicable to the PSUs covered by this Agreement will occur, the Corporation may, in its sole discretion, (i) modify this Agreement to impose such restrictions or procedures with respect to the PSUs (whether vested or unvested), the shares issued or issuable pursuant to the PSUs and/or any proceeds or payments from or relating to such shares as it determines to be necessary or appropriate to comply with applicable law or to address, comply with or offset the economic effect to the Corporation of any accounting or administrative matters relating thereto, or (ii) cancel and cause a forfeiture with respect to any unvested PSUs at the time of such determination.
(e)Nothing contained in this Agreement creates or implies an employment contract or term of employment upon which you may rely.
(f)Because this Agreement relates to terms and conditions under which you may be issued shares of Common Stock, an essential term of this Agreement is that it will be governed by the laws of the State of Delaware, without regard to choice of law principles of Delaware or other jurisdictions. Any action, suit, or proceeding relating to this Agreement or the PSUs granted hereunder will be brought in the state or federal courts of competent jurisdiction in the State of California.
(g)Notwithstanding anything to the contrary in this Agreement or the applicable Notice of Grant, your PSUs are subject to reduction by the Corporation if you change your employment classification from a full-time Employee to a part-time Employee, or from a full-time Employee to a Consultant or Outside Director.
(h)PSUs are not part of your employment or service contract (if any) with the Corporation or any Parent or Subsidiary of the Corporation, your salary or fees, your normal or expected compensation, or other remuneration for any purposes, including for purposes of computing severance pay or other termination compensation or indemnity.

(i)In consideration of the grant of PSUs, no claim or entitlement to compensation or damages will arise from termination of your PSUs or diminution in value of the PSUs or Common Stock acquired through vested PSUs resulting from termination of your active employment by the Corporation or any Parent or Subsidiary of the Corporation (for any reason whatsoever and whether or not in breach of local labor laws) and you hereby release the Corporation and any Parent or Subsidiary of the Corporation from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then you will be deemed irrevocably to have waived your entitlement to pursue such claim.
(j)Notwithstanding any terms or conditions of the 2024 Plan to the contrary, in the event of involuntary termination of your employment (whether or not in breach of local labor laws), your right to receive the PSUs and vest in PSUs under the 2024 Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), your right to sell shares of Common Stock that converted from vested PSUs after termination of employment, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law.
(k)Notwithstanding any provision of this Agreement, the Notice of Grant or the 2024 Plan to the contrary, if, at the time of your termination of employment with the Corporation or any of its Subsidiaries, you are a “specified employee” as defined in Section 409A of the Internal Revenue Code (“Code”), and one or more of the payments or benefits received or to be received by you pursuant to the PSUs would constitute deferred compensation subject to Section 409A, no such payment or benefit will be provided under the PSUs until the earliest of (A) the date which is six (6) months after your “separation from service” for any reason, other than death or “disability” (as such terms are used in Section 409A(a)(2) of the Code), (B) the date of your death or “disability” (as such term is used in Section 409A(a)(2)(C) of the Code) or (C) the effective date of a “change in the ownership or effective control” of the Corporation (as such term is used in Section 409A(a)(2)(A)(v) of the Code). Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. The PSUs are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent; provided, that the Corporation does not guarantee you any particular tax treatment of the PSUs. In addition, if any provision of the PSUs would cause you to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Corporation may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. In no event whatsoever shall the Corporation be liable for any additional tax, interest or penalties that may be imposed on you by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
(l)The Corporation is not providing any tax, legal or financial advice, nor is the Corporation making any recommendations regarding your participation in the 2024 Plan, or his or her acquisition or sale of the underlying shares of Common Stock. You understand and agree that you are advised to consult with your own personal tax, legal and financial advisors regarding your participation in the 2024 Plan before taking any action related to the 2024 Plan.
(m)In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
(n)You acknowledge that a waiver by the Corporation of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.
16.Imposition of Other Requirements. The Corporation reserves the right to impose other requirements on the PSUs and on any shares of Common Stock acquired upon vesting of the PSUs, to the extent that the Committee determines it is necessary for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
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By acknowledging this grant of an award or your acceptance of this Agreement in the manner specified by the administrator, you, the Corporation and the Employer agree that the PSUs identified in your Notice of Grant are governed by the terms of this Agreement, the Notice of Grant and the 2024 Plan. You further acknowledge that you have read and understood the terms of the PSUs set forth in this Agreement, the Notice of Grant and the 2024 Plan.